UNITED STATES SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of
the Securities Exchange Act of 1934
September 20, 2006
Date of Report (Date of earliest event reported)
CARDIAC SCIENCE CORPORATION
(Exact Name of Registrant as Specified in Charter)

Delaware (State or Other Jurisdiction of Incorporation)	000-51512 (Commission File No.)	94-3300396 (IRS Employer Identification No.)

3303 Monte Villa Parkway, Bothell, Washington	98021
(Address of Principal Executive Offices)	(Zip Code)
(425) 402-2000

(Registrant’s Telephone Number, Including Area Code)

(Former Name or Former Address, if Changed Since Last Report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
          ☐ Written communication pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
          ☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
          ☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
          ☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01. Entry into a Material Definitive Agreement
Item 9.01. Financial Statements and Exhibits
SIGNATURE
INDEX TO EXHIBITS
EXHIBIT 10.57
EXHIBIT 10.58
EXHIBIT 10.59
EXHIBIT 10.60
EXHIBIT 10.61

Item 1.01. Entry into a Material Definitive Agreement.
          Employment Agreements with Named Executive Officers
          On September 20, 2006, we entered into employment agreements with each of John Hinson, Michael Matysik, Kurt Lemvigh and Darryl Lustig. These employment agreements amend and restate the previously existing employment agreements with each of these officers.
          Mr. Hinson. Pursuant to his employment agreement, Mr. Hinson serves as President and Chief Executive Officer and receives an annual base salary of $350,000, which became effective as of May 1, 2006. Mr. Hinson’s salary will be reviewed at least annually and may be changed at the discretion of the board or the compensation committee of the board. He is entitled to participate in the executive bonus plans adopted and modified by the board of directors and in other benefit programs, including basic health, dental and vision insurance, provided with the approval of the board, subject to applicable eligibility requirements. Mr. Hinson is also entitled to an annual automobile allowance of $6,000.
          Mr. Matysik. Pursuant to his employment agreement, Mr. Matysik serves as Senior Vice President, Chief Financial Officer and Secretary and receives an annual base salary of $240,000, which became effective as of May 1, 2006. Mr. Matysik’s salary will be reviewed at least annually and may be changed at the discretion of the board or the compensation committee of the board. He is entitled to participate in the executive bonus plans adopted and modified by the board of directors and in other benefit programs, including basic health, dental and vision insurance, provided with the approval of the board, subject to applicable eligibility requirements.
          Mr. Lemvigh. Pursuant to his employment agreement, Mr. Lemvigh serves as Vice President, International and receives an annual base salary of 1,673,640 DKr, or approximately $284,000, based on the exchange rate as of September 15, 2006. Mr. Lemvigh’s salary will be reviewed at least annually and may be changed at the discretion of the board or the compensation committee of the board. He is entitled to participate in the executive bonus plans and/or commission plans adopted and modified by the board of directors and in other benefit programs, including basic health, dental and vision insurance, provided with the approval of the board, subject to applicable eligibility requirements.
          Mr. Lustig. Pursuant to his employment agreement, Mr. Lustig serves as Vice President, Primary Care and receives an annual base salary of $200,000, which became effective as of May 1, 2006. Mr. Lustig’s salary will be reviewed at least annually and may be changed at the discretion of the board or the compensation committee of the board. He is entitled to participate in the executive bonus plans and/or commission plans adopted and modified by the board of directors and in other benefit programs, including basic health, dental and vision insurance, provided with the approval of the board, subject to applicable eligibility requirements. Mr. Lustig is also entitled to an annual automobile allowance of $7,200.
          Each of the agreements with Mr. Hinson, Mr. Matysik, Mr. Lemvigh and Mr. Lustig may be terminated (i) upon the death or total disability (as the term “total disability” is defined in the agreement) of such executed officer or (ii) by us or by such executive officer at any time for any reason; provided that with respect to Mr. Lemvigh, he is provided 2 months’ notice for termination by us for cause (as the term “cause” is defined in Mr. Lemvigh’s agreement) and 6 months’ notice for termination by us for any other reason, and Mr. Lemvigh provides 1 month’s notice for termination by him for any reason. If such executive officer’s employment is terminated due to death or total disability, he will be entitled to receive any base salary due to him and vacation time that has accrued through the date of his termination. If such executive officer’s employment is terminated for any reason, other than in connection with or within twenty-four months of a change of control, as described further below, he will be entitled to receive only base salary due to him and vacation time that has accrued through the date of his termination.
          If a change of control occurs during the term of Mr. Hinson’s, Mr. Matysik’s, Mr. Lemvigh’s or Mr. Lustig’s employment with us and we terminate such executive officer’s employment without cause (as the term “cause” is defined in each agreement) in connection with the change of control, the successor employer terminates such executive officer’s employment without cause within twenty-four months of the consummation of the change of control, or such executive officer terminates his employment for good reason (as the term “good reason” is defined in each agreement) in connection with the change of control or within twenty-four months of the consummation of the change of control (each such event, a “Change in Control Trigger Event”), such executive officer will be entitled to receive a severance benefit equal to the percentage of his then current annual base salary to be paid out in accordance with regularly scheduled payroll and continuation of health and other benefits substantially equal to those benefits in place on the date of termination for a period of months, as specified below:

		Continuation of Health
Name	Severance Benefit	and Other Benefits (in months)
John R. Hinson	150%	18
Michael K. Matysik	100%	12
Kurt B. Lemvigh	50%	6
Darryl R. Lustig	50%	6
          In addition, each of Mr. Hinson, Mr. Matysik, Mr. Lemvigh and Mr. Lustig will also be entitled to payment of any unpaid annual salary and unpaid vacation that has accrued through the date of termination, a bonus payment equal to the target or budgeted amount for the year in which the termination occurs, pro-rated through the date of termination, and acceleration of vesting of all of unvested options to purchase shares of our common stock or shares of common stock of the successor employer held by such executive officer as of the date of termination. If we terminate Mr. Hinson’s, Mr. Matysik’s, Mr. Lemvigh’s or Mr. Lustig’s employment for cause in connection with the change of control, the successor employer terminates such executive officer’s employment with cause within twenty-four months of the consummation of the change of control, or such executive officer terminates his employment without good reason in connection with the change of control or within twenty-four months of the change of control, he will be entitled to receive only base salary due to him and vacation time that has accrued through the date of his termination. In all termination of employment events in connection with a change of control as described above, Mr. Lemvigh is entitled to 6 months’ notice during which he is entitled to receive base salary and benefits in effect as of the date of such notice.

          The foregoing summary of each of the amended and restated employment agreements with Messrs. Hinson, Matysik, Lemvigh and Lustig is qualified in its entirety by the terms of the amended and restated employment agreements, which are filed with this report as Exhibits 10.57, 10.58, 10.59 and 10.60, respectively, and incorporated herein by reference.
          Incentive Compensation Plan for Darryl Lustig
          On September 20, 2006, we entered into a compensation incentive plan with Darryl Lustig. Payments to Mr. Lustig under the compensation incentive plan are based on achievement of a pre-established sales target, which is based on annual revenues, as internally reported, of our primary care sales channel for the year ending December 31, 2006. Mr. Lustig will not receive a bonus payment under the compensation incentive plan if he achieves less than 90% of his sales target. Mr. Lustig will receive 10% of his base salary as of December 31, 2006, which is expected to remain at the current level of $200,000, for achieving 90% of his sales target and is eligible to receive up to 30% of his base salary as of December 31, 2006 for 100% achievement of his sales target plus an additional 1% of his base salary as of December 31, 2006 for each percentage point over 100% achievement of the sales target.
          The foregoing summary of the compensation incentive plan for Mr. Lustig is qualified in its entirety by the terms of the compensation incentive plan, which is filed with this report as Exhibit 10.61 and incorporated herein by reference.
Item 9.01. Financial Statements and Exhibits.
          (d) Exhibits

No.	Description
10.57	Amended and Restated Employment Agreement dated as of September 20, 2006 between Cardiac Science Corporation and John R. Hinson

10.58	Amended and Restated Employment Agreement dated as of September 20, 2006 between Cardiac Science Corporation and Michael K. Matysik

10.59	Amended and Restated Employment Agreement dated as of September 20, 2006 between Cardiac Science Corporation and Kurt B. Lemvigh

10.60	Amended and Restated Employment Agreement dated as of September 20, 2006 between Cardiac Science Corporation and Darryl R. Lustig

10.61	2006 Compensation Incentive Plan for Darryl R. Lustig

SIGNATURE
          Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

CARDIAC SCIENCE CORPORATION
By:	/s/ MICHAEL K. MATYSIK
Michael K. Matysik
Senior Vice President and Chief Financial Officer

Dated: September 22, 2006

INDEX TO EXHIBITS

No.	Description
10.57	Amended and Restated Employment Agreement dated as of September 20, 2006 between Cardiac Science Corporation and John R. Hinson

10.58	Amended and Restated Employment Agreement dated as of September 20, 2006 between Cardiac Science Corporation and Michael K. Matysik

10.59	Amended and Restated Employment Agreement dated as of September 20, 2006 between Cardiac Science Corporation and Kurt B. Lemvigh

10.60	Amended and Restated Employment Agreement dated as of September 20, 2006 between Cardiac Science Corporation and Darryl R. Lustig

10.61	2006 Compensation Incentive Plan for Darryl R. Lustig